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                         SUBSIDIARIES OF THE REGISTRANT


Midland Resources Operating Company, Inc.
16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
Incorporated in the State of Texas


Summit Petroleum Corporation
16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
Incorporated in the State of Texas